UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Metals USA Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3779274
(State of Incorporation or Organization)	(IRS Employer Identification Number)

2400 East Commercial Blvd. Suite 905 Fort Lauderdale, Florida	33308
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-150999

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

    None

(Title of Each Class)

Item 1.	Description of Securities to be Registered.

A description of the Common Stock, par value $.01 per share (the “Common Stock”), of Metals USA Holdings Corp. (“Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed with the Securities and Exchange Commission (“Commission”) on May 19, 2008, as amended from time to time thereafter (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

99.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19, 2010).

99.2	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19, 2010).

99.3	Form of Specimen Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 4.1 of the Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19 , 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 5, 2010

METALS USA HOLDINGS CORP.

By:	/s/ William A. Smith II
	Name:	William A. Smith II
	Title:	Vice President, General Counsel and Secretary

EXHIBIT LIST

99.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19, 2010).

99.2	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19, 2010).

99.3	Form of Specimen Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 4.1 of the Amendment No. 7 of the Company’s Registration Statement on Form S-1 (File No. 333-150999), filed on March 19 , 2010).